EXHIBIT 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation by reference in this Registration Statement No. 333-140313 of The Orchard Enterprises, Inc. on Form S-8 of our report dated March 28, 2008, with respect to our audit of the consolidated financial statements of The Orchard Enterprises, Inc. as of December 31, 2007 and for the year ended December 31, 2007 appearing in the Annual Report on Form 10-K of The Orchard Enterprises, Inc. for the year ended December 31, 2007.
/s/ Marcum & Kliegman LLP
New York, New York
March 28, 2008